SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 16, 2008
(Date of earliest event reported)

AQUAMATRIX, INC
(Exact name of registrant as specified in its charter)

Nevada	000-28307	13-3709558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code  (212) 986-0886

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 16, 2008, Rothstein, Kass & Company, P.C. sent a letter to Registrant confirming that the client-auditor relationship between it and Registrant has ceased.

The Registrant’s financial statements for the year ended April 30, 2006 were prepared assuming that the Registrant will continue as a going concern. As described in Note 2 to those financial statements, the Registrant has incurred cumulative losses of approximately $23,681,000 since inception and utilized cash of approximately $2,144,000 for operating activities during the two years ended April 30, 2006. Further, the Company had a working capital deficit of approximately $10,214,000 (including approximately $7,133,000 of debt which was in default), and a stockholders deficit of approximately $9,602,000 at April 30, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might result from the outcome of this uncertainty. No financial statements were prepared for the Registrant’s fiscal year ended April 30, 2007.

During the Registrant’s most recent fiscal year and the six month period ended October 31, 2007, there have been no disagreements or reportable events with Rothstein, Kass & Company, P.C. on any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Rothstein, Kass & Company, P.C. would have caused them to make reference thereto in their reports on the financial statements for such year.

The Registrant has provided to Rothstein, Kass & Company, P.C. a copy of the disclosures made in this Form 8-K and has requested that Rothstein, Kass & Company, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUAMATRIX, INC
Date: February 8, 2008
By: /s/ Matthew Harriton

Matthew Harriton
Chief Executive Officer